EXHIBIT 16





October 22, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Re:   Cyber Merchants Exchange, Inc.
      Commission File No. 001-15643


We have read the statements that we understand Cyber Merchants Exchange, Inc. will include in Item 4 of the Form 8-K report it will file regarding the recent change of independent registered public accounting firm. We agree with such statements made insofar as they relate to our firm.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Sincerely,

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP


Newport Beach, California